EX-32. CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the report of Adamas Ventures, Inc. (the "Company"), on Form 10-Q amendment No. 1for the quarter ending July 31, 2015, as filed with the Securities and Exchange Commission (the "Report"), I, Jinshan Dai, Chief Executive Officer of the Company, certify, pursuant to Sect 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Sect 1350), that to my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 14, 2015

/s/ Jinshan Dai

Jinshan Dai

President, Chief Executive Officer, Treasurer and Secretary